UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011

The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 450, Mission Viejo, CA	92691
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 487-9500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Incentive Program

On March 30, 2011, our compensation committee approved the performance criteria for 2011 for our executive incentive program. Certain of our executive officers, including our Chief Executive Officer (CEO), Executive Vice President and Secretary, and Chief Financial Officer (CFO) will participate in our executive incentive program in 2011. The monetary component of the formula established by the compensation committee for our executive incentive program is based upon annual income before provision for income taxes. The program also includes a subjective quality adjustment for the clinical performance of the Company’s operating subsidiaries, as well as a discretionary clawback provision that allows incentive payments to be recouped from executive officers if certain types of subsequent events result in a restatement or otherwise diminish the performance metrics upon which prior incentive calculations were based.

In or near the first quarter of 2012, our compensation committee will subjectively allocate the bonus pool among the individual executives that participate in the plan based upon the recommendations of our CEO and the compensation committee’s perceptions of each participating executive’s contributions to both our clinical and financial performance during the preceding year, and value to the organization going forward. The financial measure that our compensation committee considers is our annual income before provision for income taxes. The clinical measures that our compensation committee considers include our success in achieving positive survey results and the extent of positive patient and resident feedback, among other factors. Our compensation committee also reviews and considers feedback from other employees regarding the executive’s performance. Our compensation committee exercises discretion in the allocation of the bonus pool among the individual executives and has, at times, awarded bonuses that, collectively, were less than or greater than the bonus pool resulting from the predetermined formula.

Cash Bonuses for the Presidents of our Portfolio Companies

On March 30, 2011, management established the bonus criteria for each of the presidents of our portfolio companies. Presidents of our portfolio companies may earn cash bonuses by meeting target clinical and financial measurements for their respective portfolio companies. They are eligible to earn short-term cash bonuses, the amount of which is established pursuant to a formula based upon their respective portfolio company’s income before provision for income taxes. The amount of these bonuses increases for each tier of the target milestones, and such bonuses are not subject to a cap. Each year the formula is adjusted, so it becomes increasingly more difficult for presidents to earn the same bonus each year. The bonuses are determined based upon management’s perception of each president’s contribution to the achievement of clinical and financial objectives during the preceding year at their portfolio company, and the value to the portfolio company going forward. The financial objective that we consider is the president’s contribution to his portfolio company’s annual income before provision for income taxes. The clinical measures that management considers include factors such as the president’s contribution to achieving positive survey results, and positive patient and resident feedback. Management also reviews and considers feedback from other employees regarding the president’s performance. The program also includes a discretionary clawback provision that allows incentive payments to be recouped from the presidents of our portfolio companies if certain types of subsequent events result in a restatement or otherwise diminish the performance metrics upon which prior incentive calculations were based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2011

THE ENSIGN GROUP, INC.

By: /s/ Suzanne D. Snapper
Suzanne D. Snapper
Chief Financial Officer